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                         EXHIBIT G

               FORM OF SERVICER'S CERTIFICATE

Export Funding Trust, Series 1992-A
                     Certificate No. 10

                   Payment Date: 7/15/97

The undersigned, a duly authorized representative of NationsBank of Texas, N.A. a national banking association (the "Servicer), as Servicer pursuant to the Pooling and Servicing Agreement as of December 11, 1992, (the
"Pooling and Servicing Agreement") among the Servicer, Bankers Trust Company, as trustee, and the Export Funding Corporation does hereby certify as follows:

1.  Principal received on Promissory Notes..............$        7,854,209.09

2.  Interest received on Promissory Notes...............$           17,017.45

3.  Class A Percentage..................................$          99.3098085%

4.  Class B Percentage..................................$           0.6901915%

5.  Class A Percentage of Principal.....................$        7,800,000.00

6.  Class B Percentage of Principal.....................$           54,209.09

7.  Class A Interest....................................$          218,400.00

8.  Servicing Fee.......................................$            2,748.97

9.  Class B Interest....................................$            1,517.85

10. Supplemental Servicing Fee..........................$           14,268.48

11. Prepayment made by Obligor (if any).................$

12. Remaining Promissory Note Principal Balance.........$

13. Class A Pool Factor.................................$                   0%

14. Class A Principal per Minimum Denomination..........$           10,000.00

15. Class A Interest per Minimum Denomination...........$              280.00

16. Remaining Promissory Note Principal
    Balance Per Minimum Denomination....................$                 -

    No default has occurred and is continuing with respect to the Promissory Notes(s) or related Credit Agreement.

    All capitalized terms not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered delivered this certificate this 2nd day of July, 1997.


    NationsBank of Texas, N.A.
    As Servicer

    By:/s/Michael Timoney
    Name: Michael Timoney
    Title: Assistant Vice President
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